Exhibit 99.1

Company Contact	Investor Contact
Mike Matysik	EVC Group, Inc.
Cardiac Science Corporation	Douglas Sherk/Jenifer Kirtland
Sr. Vice President and CFO	(415) 896-6820
(425) 402-2009

Media Contact
EVC Group, Inc.
Steve DiMattia
(646) 277-8706
FOR IMMEDIATE RELEASE
CARDIAC SCIENCE REPORTS THIRD QUARTER RESULTS
Revenue Increases 39%; Pro Forma Revenue Increases 16%
Operating Cash Flow of $2.0 Million; $8.7 Million Year-to-Date
Worldwide AED Growth Continues
BOTHELL, WA, NOVEMBER 1, 2006—Cardiac Science Corporation (Nasdaq: CSCX), a global leader in advanced cardiac monitoring and defibrillation products, today announced that revenue for the third quarter ended September 30, 2006 increased 39% to $38.1 million compared with $27.4 million in the third quarter of 2005.
The Company reported a net loss of $0.3 million, or $0.01 per share, in the third quarter of 2006 compared with a net loss of $0.6 million, or $0.04 per share in the third quarter of 2005. The Company generated cash from operations of $2.0 million in the recent third quarter.
“While our total third quarter revenue was softer than we had expected, our pro forma AED revenue growth of 65% over the third quarter of last year is encouraging,” said John Hinson, president and chief executive officer. “We are pleased with the continued momentum in our defibrillation revenue, both during the quarter and year to date. While we experienced lower than expected sales of certain of our domestic cardiac monitoring products during the quarter, we made progress in both international cardiac monitoring and service. With continued momentum in our global defibrillation revenues and the recently-announced initial shipments of our new GE “crash cart” defibrillator, we remain confident in the growth potential for our business, particularly as we move into 2007,” Hinson added.

Third Quarter Results
Cardiac Science Corporation’s third quarter 2006 financial performance includes the results of two predecessor companies, Quinton Cardiology Systems, Inc. (Quinton) and Cardiac Science, Inc. (CSI), which combined through a merger completed on September 1, 2005.
Third quarter 2006 revenue of $38.1 million was up 39% from reported revenue in the third quarter of 2005 of $27.4 million. Third quarter 2006 revenue increased 16% over pro forma third quarter 2005 revenue, which would have totaled $32.9 million had Quinton and CSI been combined during that entire period, primarily reflecting the growth of the defibrillation business and, to a lesser extent, international cardiac monitoring.
Comparisons of our results for the third quarters of 2006 and 2005 may not be meaningful because results for the third quarter of 2005 include the performance of Quinton for the full period, but include the results of CSI for only the one month period after the merger date. Accordingly, the Company believes that pro forma revenues, giving effect to the combination of Quinton and CSI as if the two companies had been combined for the full period in 2005, may be helpful to investors’ comparison of the Company’s third quarter results.
Third quarter gross margin was 47.4%, consistent with the second quarter of 2006 and reflects an increase from the 44.7% reported for the third quarter of 2005.
To provide additional insight into the underlying financial results of the Company’s operations, the following table sets forth a reconciliation of reported GAAP results to Adjusted EBITDA, a non-GAAP measure, for the third quarter of 2006, compared with the third quarter of 2005:

	Reconciliation of Net Income to Adjusted EBITDA
	(in thousands)
	Three Months Ended		Three Months Ended
	September 30, 2006		September 30, 2005
		% of revenue		% of revenue

Net loss	$(298)	0.8%	$(569)	-2.1%
Depreciation and amortization	1,561	4.1%	792	2.9%
Interest income	(18)	(0.1)%	(123)	-0.4%
Income tax benefit	(209)	-0.5%	(558)	-2.0%

EBITDA	1,036	2.7%	(458)	-1.7%

Stock-based compensation	522	1.4%	—	—
Pro forma merger related adjustments	—	—	1,464	5.4%

Adjusted EBITDA	$1,558	4.1%	$1,006	3.7%

Financial results in the third quarter were significantly affected by $1.2 million in litigation expense. This expense, which was higher than the Company had expected for the quarter, relates mostly to the patent infringement litigation with Philips Medical Systems and, to a lesser extent, to two other cases relating to the business of the former CSI. All three of these cases are scheduled to go to trial in the first half of 2007 and the Company expects that litigation expenses should decline significantly after these cases are resolved.
Despite the high litigation costs, the Company generated net cash from operating activities in the third quarter of $2.0 million and had $10.7 million in cash as of September 30, 2006.
First Nine Months Results
Through the first nine months of 2006, the Company generated revenue of $116.5 million, compared with $70.7 million in reported revenue for the first nine months of 2005, an increase of 65%. Year to date revenue is up 10% over pro forma revenue for the first nine months of 2005, which would have been $106.1 million had Quinton and CSI been combined during that period. Comparing current year revenue to prior year pro forma combined revenue, year to date defibrillation revenue is up 29%, cardiac monitoring revenue is down 2% and service revenue is up 3%.
Comparisons of reported revenue for the first nine months of 2006 and 2005 may not be meaningful because CSI’s results are included only after September 1, 2005. Accordingly, the Company believes that pro forma revenue, giving effect to the combination of Quinton and CSI as if it the two companies had been combined for the full period in 2005, may be helpful to investors’ comparison of the Company’s financial results for the first nine months of 2006 and 2005.
Gross margin for the first nine months of 2006 was 47.3% compared with 45.1% for the comparable period a year ago. The Company posted net income of $0.1 million, or $0.00 per diluted share, through the first nine months of 2006. This compares to net income of $1.3 million, or $0.10 per diluted share, for the first nine months of 2005, most of which relates to the profitability of Quinton prior to the merger.
The following table sets forth a reconciliation of GAAP results to Adjusted EBITDA for the nine-month periods ended September 30, 2006 and 2005:

	Reconciliation of Net Income to Adjusted EBITDA
	(in thousands)
	Nine Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2005
		% of revenue		% of revenue

Net income	$84	0.1%	$1,289	1.8%
Depreciation and amortization	4,661	4.0%	1,606	2.2%
Interest (income) expense	37	0.0%	(381)	-0.5%
Income tax (benefit) expense	(1)	-0.0%	346	0.5%

EBITDA	4,781	4.1%	2,860	4.0%

Stock-based compensation	1,538	1.3%	39	0.1%
Pro forma merger related adjustments	419	0.4%	1,585	2.2%

Adjusted EBITDA	$6,738	5.8%	$4,484	6.3%

Despite year to date litigation costs of $3.2 million, cash flow from operations through the first nine months of 2006 totaled $8.7 million. This compares to cash flow from operations of $1.5 million for the first nine months of 2005.
The improvement in current year to date results is significant when compared to prior year pro forma results, which give effect to the combination as if it had occurred as of January 1, 2005. On this basis, Adjusted EBITDA improved from negative $(11.1) million for the first nine months of 2005 to $6.7 million for the first nine months of 2006. The following table sets forth that comparison:
Comparison of Current Year Results to Prior Year Pro Forma Combined Results
of Quinton and CSI

	Nine Months Ended		Nine Mon ths Ended
	September 30, 2006		September 30, 2005
Revenue	$116,452	100.0%	$106,091	100.0%
Cost of revenues	61,401	52.7%	57,264	54.0%

Gross profit %	55,051	47.3%	48,827	46.0%

Operating costs	55,569	47.7%	65,438	61.6%
Goodwill impairment	—	—	47,269	44.6%

Operating loss	(518)	-0.4%	(63,880)	60.2%

Other income (expense)	562	0.4%	(1,347)	-1.2%

Income (loss) before income taxes and minority interest	44	0.0%	(65,227)	-61.4%

	Nine Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2005
Income tax benefit	1	0.0%	6,196	5.8%

Income (loss) before minority interest	45	0.1%	(59,031)	-55.6%
Minority interest in loss of subsidiary	39	0.0%	24	0.0%

Net income (loss)	84	0.1%	(59,007)	-55.6%

Depreciation & amortization	4,661	4.0%	4,341	4.1%
Interest (income) expense	37	0.0%	56	0.1%
Income taxes	(1)	-0.0%	(6,196)	-5.9%

EBITDA	4,781	4.1%	(60,806)	-57.3%

Stock based compensation	1,538	1.3%	33	0.0%
Goodwill impairment	—	—	47,269	44.6%
Pro forma merger related adjustments	419	0.4%	2,362	2.3%

Adjusted EBITDA	6,738	5.8%	(11,142)	-10.5%

Outlook
The Company currently anticipates that revenue for the fourth quarter will be between $37 and $41 million, resulting in revenue for the full year of between $153.5 and $157.5 million, compared with previous guidance of $160 to $170 million.
The revised revenue guidance results from three factors. First, a significant portion of the growth in defibrillation revenues for the year has been the result of stronger than ever sales in Japan through the Company’s partner, Nihon Kohden. As a result of the approval of a new AED by the Japanese Ministry of Health earlier than previously expected, the Company expects sales to the Japanese market to moderate in the fourth quarter as it prepares to market the new AED. Second, the longer than expected process to begin shipments of the GE “crash cart” defibrillators has reduced the amount of revenue that can be realized from these products between now and year end. Finally, given the third quarter performance, the Company has reduced the previous forecast for domestic cardiac monitoring products in the fourth quarter.
Gross margin expectations remain in the range of 47% to 48%. Operating expenses are expected to be slightly higher than originally forecast, largely due to increased litigation expense. Litigation related expenses are expected to be in a range between $0.5 and $1.0 million in the fourth quarter.
Excluding litigation related expenses, the Company expects to realize positive operating income in the fourth quarter and for the full year, as it has on this basis for each of the other quarters in 2006.
Inclusive of litigation related expenses and income taxes, the Company expects fourth quarter net income to be in a range around break even. The Company expects Adjusted

EBITDA for the fourth quarter to be in a range between 5% and 7% of revenues. In addition, the Company expects positive operating cash flow for the fourth quarter.
The Company currently expects revenue growth in 2007 to be in a range around 10%. The Company will provide more specific guidance for fiscal 2007 as part of its fourth quarter earnings announcement in early 2007.
“We have clearly encountered more challenges this year than we originally expected. At the same time, we believe the progress we have demonstrated on several levels, such as overall growth in year to date revenue, dramatic increases in international AED sales, growing momentum in the restructured domestic AED channel and improved performance in both international cardiac monitoring and service, bodes well for our future,” said Mr. Hinson.
Non-GAAP Financial Information
This news release contains a discussion of Adjusted EBITDA, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and merger related expenses. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors because it enables investors to compare the Company’s performance before and after the merger of CSI and Quinton. Adjusted EBITDA is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our operations. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. Reconciliations of net income, the most comparable GAAP measure, to Adjusted EBITDA are contained in this press release.
Conference Call Information
Cardiac Science has scheduled a conference call for 4:30 p.m. Eastern Standard Time today to discuss the Company’s financial results for the third quarter. The call will be hosted by John Hinson, chief executive officer, and Mike Matysik, chief financial officer.
To access the conference call, please dial (866) 249-5225. International participants can call (303) 205-0066. The call will also be webcast live on the web at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11073355#. An audio archive will be available at www.cardiacscience.com for one month following the call.

About Cardiac Science Corporation
Cardiac Science is truly at the heart of saving lives. The Company develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including AEDs, electrocardiographs, stress test systems, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, patient monitor — defibrillators and cardiology data management systems. Cardiac Science also sells a variety of related products and consumables, and provides a comprehensive portfolio of training, maintenance and support services. The Company is the successor to various entities that have owned and operated cardiology-related businesses that sold products under the trusted brand names Burdick®, Powerheart®, and Quinton®. Cardiac Science is headquartered in Bothell, WA, and also has operations in Lake Forest, California; Deerfield, Wisconsin; Shanghai, China and Manchester, United Kingdom.
Forward Looking Statements
This press release contains forward-looking statements. The word “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future revenue, earnings, earnings per share, cash flow, gross margins, key distribution partnerships and revenues derived from them, litigation related expenses, trial dates, product releases and revenues derived from them, and Adjusted EBITDA. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2005. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
(Tables to Follow)

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2006		2005
	$	%	$	%
Revenues:
Products	$33,890	88.9%	$24,033	87.6%
Service	4,226	11.1%	3,413	12.4%

Total revenues	38,116	100.0%	27,446	100.0%

Cost of Revenues:
Products	16,910	49.9%	13,029	54.2%
Service	3,138	74.3%	2,139	62.7%

Total cost of revenues	20,048	52.6%	15,168	55.3%

Gross Profit:
Products	16,980	50.1%	11,004	45.8%
Service	1,088	25.7%	1,274	37.3%

Gross profit	18,068	47.4%	12,278	44.7%

Operating Expenses:
Research and development	2,792	7.3%	2,262	8.2%
Sales and marketing	10,045	26.4%	6,601	24.1%
General and administrative	5,863	15.4%	4,697	17.1%

Total operating expenses	18,700	49.1%	13,560	49.4%

Operating loss	(632)	-1.7%	(1,282)	-4.7%

Other Income:
Interest income	18	0.0%	123	0.4%
Other income, net	94	0.2%	34	0.1%

Total other income	112	0.3%	157	0.6%

Loss before income taxes and minority interest	(520)	-1.4%	(1,125)	-4.1%
Income tax benefit	209	0.5%	558	2.0%

Loss before minority interest in loss of consolidated entity	(311)	-0.8%	(567)	-2.1%
Minority interest in income (loss) of consolidated entity	13	0.0%	(2)	0.0%

Net loss	$(298)	-0.8%	$(569)	-2.1%

Loss per share — basic & diluted	$(0.01)		$(0.04)
Weighted average shares outstanding — basic & diluted	22,523,266		14,523,096

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2006		2005
	$	%	$	%
Revenues:
Products	$103,466	88.8%	$61,450	86.9%
Service	12,986	11.2%	9,294	13.1%

Total revenues	116,452	100.0%	70,744	100.0%

Cost of Revenues:
Products	52,101	50.4%	32,909	53.6%
Service	9,300	71.6%	5,916	63.7%

Total cost of revenues	61,401	52.7%	38,825	54.9%

Gross Profit:
Products	51,365	49.6%	28,541	46.4%
Service	3,686	28.4%	3,378	36.3%

Gross profit	55,051	47.3%	31,919	45.1%

Operating Expenses:
Research and development	8,637	7.4%	5,979	8.5%
Sales and marketing	29,342	25.2%	15,850	22.4%
General and administrative	17,590	15.1%	9,008	12.7%

Total operating expenses	55,569	47.7%	30,837	43.6%

Operating income (loss)	(518)	-0.4%	1,082	1.5%

Other Income:
Interest income (expense)	(37)	0.0%	381	0.5%
Other income, net	599	0.5%	148	0.2%

Total other income	562	0.5%	529	0.7%

Income before income taxes and minority interest	44	0.0%	1,611	2.3%
Income tax benefit (expense)	1	0.0%	(346)	-0.5%

Income before minority interest in loss of consolidated entity	45	0.0%	1,265	1.8%
Minority interest in loss of consolidated entity	39	0.0%	24	0.0%

Net income	$84	0.1%	$1,289	1.8%

Income per share — basic	$0.00		$0.11
Income per share — diluted	$0.00		$0.10
Weighted average shares outstanding — basic	22,480,553		12,099,187
Weighted average shares outstanding — diluted	22,551,600		12,429,725

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$10,699	$3,546
Accounts receivable, net	22,646	25,738
Inventories	19,873	22,052
Deferred income taxes	7,372	12,115
Prepaid expenses and other current assets	1,946	2,511

Total current assets	62,536	65,962

Machinery and equipment, net of accumulated depreciation	6,429	7,631
Intangible assets, net of accumulated amortization	32,736	35,338
Goodwill	110,119	111,215
Investment in unconsolidated entities	458	462
Other assets	228	100
Deferred income taxes	33,954	27,849

Total assets	$246,460	$248,557

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,295	$11,642
Accrued liabilities	8,285	11,918
Warranty liability	2,666	2,348
Deferred revenue	7,109	7,924

Total current liabilities	30,355	33,832

Other liabilities	937	1,806

Total liabilities	31,292	35,638

Minority interest in consolidated entity	90	128

Shareholders’ Equity	215,078	212,791

Total liabilities and shareholders’ equity	$246,460	$248,557

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2006	2005

Operating Activities:
Net loss	$(298)	$(569)

Adjustments to reconcile net loss to cash from operating activities:
Depreciation and amortization	1,561	792
Stock-based compensation	522	—
Deferred taxes	(345)	(541)
Minority interest in consolidated entity	(13)	2
Gain on sale of marketable equity securities	—	—

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	2,238	(481)
Inventories	(1,077)	1,081
Prepaid expenses and other current assets	348	117
Accounts payable	67	(1,864)
Accrued and other liabilities	(611)	626
Warranty liability	(24)	(188)
Deferred revenue	(376)	190

Net cash flows from (used in) operating activities	1,992	(835)

Investing Activities:
Purchases of machinery and equipment, net	(137)	(164)
Payments of acquisition related costs	(316)	(14,806)
Proceeds from collection of note	238	—

Net cash flows used in investing activities	(215)	(14,970)

Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	176	234
Costs related to issuance of stock	—	(140)

Net cash flows from financing activities	176	94

Net change in cash and cash equivalents	1,953	(15,711)
Cash and cash equivalents, beginning of period	8,746	23,830

Cash and cash equivalents, end of period	$10,699	$8,119

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2006	2005

Operating Activities:
Net income	$84	$1,289

Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	4,661	1,606
Stock-based compensation	1,538	39
Deferred taxes	(233)	291
Minority interest in consolidated entity	(39)	(24)
Gain on sale of marketable equity securities	—	(15)

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	3,136	160
Inventories	697	696
Prepaid expenses and other current assets	1,334	(18)
Accounts payable	945	(1,967)
Accrued and other liabilities	(2,959)	(791)
Warranty liability	39	(222)
Deferred revenue	(467)	498

Net cash flows from operating activities	8,736	1,542

Investing Activities:
Purchases of machinery and equipment, net	(933)	(491)
Payments of acquisition related costs	(1,530)	(15,903)
Proceeds from collection of note	238	—
Proceeds from sale of marketable equity securities	—	625

Net cash flows used in investing activities	(2,225)	(15,769)

Financing Activities:
Proceeds from exercise of stock options and employee stock purchase plan	642	584
Costs related to issuance of stock	—	(140)

Net cash flows from financing activities	642	444

Net change in cash and cash equivalents	7,153	(13,783)
Cash and cash equivalents, beginning of period	3,546	21,902

Cash and cash equivalents, end of period	$10,699	$8,119

Reconciliation of Cash Flows From Operations to Pro Forma Cash Flow From Operations (Unaudited) (in thousands)

Net cash flows from operating activities	$8,736	$1,542
Pro forma adjustments for merger related payments	879	2,847

Pro forma cash flow from operations	$9,615	$4,389